As filed with the Securities and Exchange Commission on September 18, 2000

                                          Registration Statement No. 333-______
_______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   __________

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  ____________

                            GABLES RESIDENTIAL TRUST
             (Exact name of Registrant as specified in its charter)

          Maryland                                      58-2077868
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

                             2859 Paces Ferry Road
                            Overlook III, Suite 1450
                             Atlanta, Georgia 30339
                                 (770) 436-4600
   (Address, including zip code, and telephone number, including area code of
                   Registrant's principal executive offices)

                                Chris D. Wheeler
                      President and Chief Executive officer
                            GABLES RESIDENTIAL TRUST
                              2859 Paces Ferry Road
                            Overlook III, Suite 1450
                             Atlanta, Georgia 30339
                                 (770) 436-4600
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  ____________

                                    Copy to:
                             GILBERT G. MENNA, P.C.
                            ETTORE A. SANTUCCI, P.C.
                           Goodwin, Procter & Hoar LLP
                                 Exchange Place
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000
                                  ____________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. __
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. __
     If this form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. X 333-78389
                                                       ---
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.__
     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.__

                                                  CALCULATION OF REGISTRATION FEE
 ---------------------------------------------------------------------------------------------------------------------------------
                                                    Proposed  Maximum      Proposed Maximum
     Title of Shares Being          Amount to be    Offering Price Per    Aggregate Offering       Amount of
          Registered                 Registered         Share(1)               Price(1)         Registration Fee
----------------------------------  ------------    ------------------    ------------------    ----------------
Common Shares of Beneficial            33,955            $27.750               $942,251               $249
Interest, par value $.01 per share
----------------------------------  -------------   ------------------    ------------------    ----------------

(1) Estimated  solely for purposes of determining the  registration fee pursuant to Rule 457(c)based on the average of the high and low sales prices on the New York Stock Exchange on September 13, 2000.

     THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The information in the Registration Statement on Form S-3 filed by Gables Residential Trust with the Securities and Exchange Commission (File No. 333-78389) pursuant to the Securities Act of 1933, as amended, is incorporated by reference into this Registration Statement.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.       EXHIBITS

               *5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities and interests being registered.

               *23.1   Consent of Arthur Andersen LLP.

               *23.2 Consent of Goodwin, Procter & Hoar LLP (included as part of Exhibit 5.1 hereto).

____________________
*Filed herewith

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on September 15, 2000.

                                       GABLES RESIDENTIAL TRUST

                                       By:   /s/ Chris D. Wheeler
                                       --------------------------
                                       Chris D. Wheeler
                                       President and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                 Capacity                                Date
---------                 --------                                ----

/s/ Chris D. Wheeler      Chairman of the Board of Trustees,      Sept. 15, 2000
--------------------      President and Chief Executive Officer
Chris D. Wheeler          (Principal Executive Officer)



/s/ Marvin R. Banks, Jr.  Senior Vice President and               Sept. 15, 2000
------------------------  Chief Financial Officer
Marvin R. Banks, Jr.      (Principal Financial Officer)



/s/ Dawn H. Severt        Vice President and                      Sept. 15, 2000
------------------        Chief Accounting Officer
Dawn H. Severt            (Principal Accounting Officer)



/s/ Marcus E. Bromley     Trustee                                 Sept. 15, 2000
---------------------
Marcus E. Bromley



                          Trustee                                 Sept. 15, 2000
--------------------
David M. Holland



/s/ Lauralee E. Martin    Trustee                                 Sept. 15, 2000
----------------------
Lauralee E. Martin



/s/ John W. McIntyre      Trustee                                 Sept. 15, 2000
--------------------
John W. McIntyre



/s/ Michael E. Miles      Trustee                                 Sept. 15, 2000
--------------------
Michael E. Miles



/s/ James D. Motta        Trustee                                 Sept. 15, 2000
------------------
James D. Motta



/s/ John T. Rippel        Trustee                                 Sept. 15, 2000
------------------
John T. Rippel

                                  EXHIBIT INDEX



Exhibit No.    Description of Exhibit
-----------    ----------------------

*5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities and interests being registered.

*23.1          Consent of Arthur Andersen LLP.

*23.2          Consent of Goodwin, Procter & Hoar  LLP (included as part of
               Exhibit 5.1 hereto).

____________________
*Filed herewith